Exhibit 10.8

Contract

Contract No.: GXZC2016-G3-3138-KLZB-A

Commissioning Unit (Party A): Department of Commerce of Guangxi Zhuang Autonomous Region

Procurement Plan Number _____________________

Bid Winner (Party B): Consortium (Zhuhai PowerBridge Technology Co., Ltd, Beijing Xinchengtong Digital Technology Co., Ltd)

Project Name and Number Procurement for Public E-port Information Platform of Guangxi and the Development and Supervision Services for the International Trade “Single-window (Phase II) Service System (GXZC2016-G3-3138-KLZB)

Place of Signature: ________________ Date of Signature: __________________

In accordance with regulations in the Procurement Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other relevant laws and rules, and on the basis of clauses in the tender document (procurement document) and commitments of the bid winner, both parties agree to sign the Contract with below terms and conditions.

Article I: Subject Matter

1. Supply List

Sub-tender A: 1 item in Public E-port Information Platform of Guangxi and the Development and Supervision Services for the International Trade “Single-window (Phase II) Service System, one item of supporting hardware and third-party software, and computer room hosting services. Refer to the Tender Document for details.

2. The total amount of the contract is: RMB Eleven Million Four Hundred and Thirty-eight Thousand Six Hundred and Forty Yuan in Total (¥ 11,438,640.00)

3. The total contract amount has already included all expenses of the software and service, including the software development, procured software/spare parts, dedicated tools, installation, commissioning, tests, technical training, technical materials, package, transportation and etc. In case the tender document and bid document have any other regulations, such regulations shall prevail.

Article II: Quality Assurance

1. The quality of services, software functions, technical specifications and technical parameters provided by Party B must be consistent with requirements in the tender and bid documents and commitments of Party B.

2. The software provided by Party B must be a new and unused original product. Moreover, under the normal installation, using and maintenance conditions, various quality indicators of the software in the service life should reach the corresponding quality requirements.

Article III: Guarantee of Rights

Party B guarantees that the use of the services and software provided by it will not infringe the patent, trademark, industrial design right or any other rights of any third parties.

Party B shall provide Party A with relevant technical materials about the use of the software within the time specified in the tender documents.

Without the prior written consent of Party A, Party B shall not provide clauses, specification, plan, drawings, samples or materials of the Contract or in connection with the Contract provided by Party A to any person irrelevant with the performance of the Contract. In the event of disclosure made to personnel in connection the performance of the Contract, Party B shall still fulfill the confidentiality obligation and limit such disclosure within the necessity for the performance of the Contract.

Party B guarantees that the ownership of the software delivered is completely owned by Party B, which does not have any defects in property rights like mortgage, pledge or seizure.

Article IV: Transportation

1. Transportation method of the software: Party B is responsible for the transportation.

2. Party B shall take charge of the transportation of the software. The reasonable losses in software transportation and corresponding calculation method: Party B assumes the full responsibility.

Article V: Delivery and Acceptance Check

1. Delivery Time: Within 90 days upon the signature of the Contract; Place of Delivery: a place in Guangxi designated by Party A.

2. In the event that Party B provides any software and services failing to meet requirements in the tender/bid documents and provisions in the Contract, Party A shall have the right to reject such services and software.

3. Party B shall deliver the packing list, user manual, original warranty card, random data, tools, spare parts, and so forth of the supplied software to Party A. Any missing materials or parts should be replenished in time. Otherwise, Party B would be deemed have a breach of contract.

4. Pilot run with the duration of 30 days would commence upon the completion of the delivery, installation and commissioning. If the system runs normally in the pilot run period, Party A shall arrange acceptance check within seven working days upon the completion of the pilot run period. Failure of Party A in arranging the acceptance check would be deemed as acceptance of Party A. After the successful acceptance check, both parties shall sign acceptance certificate for the system, which shall be stamped with the official seal of the procurement unit. The acceptance certificate should be made in duplicate and each party shall keep one copy.

5. In the event that the procurement unit engages any procurement agency to organize the acceptance check. The date of the acceptance check should be subject to the acceptance check date specified in the acceptance check proposal of the Project. The acceptance check results should be subject to the conclusion in the acceptance report of the Project. In case any behavior in breach of contract of Party B is discovered in the process of the acceptance check, Party A could temporarily suspend the fund settlement. After the breaching issues have been resolved, Party A could start the fund settlement procedure.

6. If Party A has any objections in the process of acceptance check, it shall put forward such objections to Party B in writing within five working days after the acceptance check, and Party B shall promptly resolve them within 7 days after receiving such written notice.

Article VI: Installation and Training

1. Party A shall provide necessary installation conditions (such as site, power supply, etc.).

2. Party B shall be responsible for training of relevant personnel of Party A. Training Time, Address: At a designated place of Party A in Guangxi ..

Article VII: After-sales Services and Warranty Period

1. Party B shall provide after-sales service to Party A in accordance with the relevant laws and regulations of the Country, “Three-Guarantees” provisions and requirements in the tender/bid documents and the Service Commitments attached to the Contract.

2. Commencement and ending date of the warranty period: one year free maintenance of the system (commencing from the date of delivery and successful acceptance of the system); warranty period of one year for hardware (sub-item requirements, if any, will prevail) .

3. Other specific agreed matters like service commitments, after-sales service, responsibilities in warranty period and so forth provided by Party B. (Refer to schedule to the Contract)

Article VIII: Payment Term and Guarantee Deposit

1. Fund nature: fiscal fund.

2. Payment term: Party A shall pay 40% of the total contract amount after the signature of the Contract; Party A shall pay 60% of the total contract amount (without interest) after the completion of the system development and acceptance of the system.

Article IX: Quality Guarantee Deposit

The amount of the quality guarantee deposit is 5% of the total contract amount. Party B shall transfer the quality guarantee deposit to the bank account of Party A before the first payment of Party A. Otherwise, Party A would not sign the Contract. After the completion of the system development and successful acceptance of the system, Party A would return the quality guarantee deposit back to Party A in full (without interest) within 10 days after the maturity of one year commencing from the acceptance date of the system if the system does not have any quality defects and Party B has fulfilled the after-sales service obligations according to its commitments.

Relevant bank account of party a for  quality guarantee deposit:

Account name:Department of Commerce of Guangxi Zhuang Autonomous Region

Bank name:Bank of China Guangxi branch business department

Account no.:6197 5748 4328

Article X: Taxes and Dues

All taxes and fees in connection with the performance of the Contract shall be borne by Party B.

Article XI: Quality Assurance and After-sales Services

1. Party B shall provide Party A with brand new products and services that have not been used in accordance with the service and software performance, technical requirements and quality standards specified in the tender documents. In case of failure in reaching such requirements, both parties shall negotiate with each other according to the actual situations and handle according to below methods:

(1) Replace: Party B shall bear all expenses incurred;

(2) Handle at depreciated value: both parties shall negotiate to determine the price.

(3) Reject the goods: Party B shall refund the contract price paid by Party A and bear all direct expenses in connection with the goods (transportation expenses, insurance expense, inspection expenses, interest of payment for goods, banking service charges and so forth).

2. In the event of any quality problem discovered in the using process, Party B shall arrive at the site of Party A to resolve the issue within 24 hours upon receiving notice from Party A.

3. In the warranty period, Party B shall be responsible for handling all quality and safety issues of the goods, and undertake all relevant expenses.

4. The free warranty period for the above software is 1 year. Faults incurred due to human factors are not within the scope of free warranty services. Lifetime maintenance is applicable to the goods.

Article XII: Commissioning and Acceptance Check

1. Party A shall arrange preliminary acceptance check at the site for the services and software supplied by Party B according to the technical specifications on the tender documents and the relevant national quality standards. If the appearance and specifications meet the technical requirements in the tender documents, Party A shall sign for the receipt of the services and software. Otherwise, Party A will reject the services and software. After the arrival of the goods, Party A shall conduct the acceptance check within seven working days after the arrival of the goods (completion of the installation and commissioning).

2. Before delivery, Party B shall conduct a comprehensive inspection for the products, and sort the acceptance documents and make a list for deliverables, which would be taken as the basis for the acceptance check and technical conditions for the use of Party A. The inspection results should be submitted to Party A along with the software.

3. When Party A performs commissioning for the services and software supplied by Party B before using, Party B shall take charge of installing the software and training operation personnel of Party A. Moreover, Party B shall assist Party A in the commissioning process. Party A would only initiate the final acceptance check after the services and software have conformed to the technical requirements.

4. For goods with complicated technology, Party A shall engage a professional test agency recognized by the Country to participate in the preliminary acceptance check and final acceptance check. The test agency shall issue quality test reports.

5. At the time of acceptance check, Party B shall present at the site. Acceptance check result report should be prepared upon the completion of the acceptance check. Party B shall be responsible for the acceptance check expenses.

Article XIII: Packaging, Dispatching and Transportation

1. Party B shall, before shipment of the software, pack the software with the package that could meet requirements about the transportation, moisture resistance, shock resistance, rust prevention and damage prevention in loading and unloading and so forth to ensure the software could be delivered to the designated place of Party A in an intact and safe manner.

2. Party B shall deliver the user manual, quality certificate, accompanied parts and tools and packing list together with the goods.

3. Party B shall, within 24 hours after the completion of the dispatching formalities of the goods or 48 hours before the software arrive at the place of Party A, inform Party A to ensure that Party A could be ready to receive the goods.

4. Party B shall be liable for all risks about the software before it is delivered to Party A.

5. Party B shall send the software to the designated place of Party A within the specified delivery date should be deemed as delivery of the software. At the same time, Party B shall inform the arrival of the goods to Party A.

Article XIV: Liabilities for Breach of Contract

1. In case the functions, technical standard, materials and so forth of the services and software supplied by Party B fail to meet the quality requirements, Party B shall replace them in time. Failure in replacement would be punished as overdue delivery. In the event that Party B reject the services and software due to quality defects or Party A agrees to accept them with defects due to demands under special situations, Party B shall pay liquidated damage at the amount of 5% of the payment for goods in default and compensate the economic loss of Party A.

2. In case of any disputes or litigation arising from infringement of any services and software provided by Party B against the legal rights of any third party, Party B shall take charge of settling the dispute or defending the litigation and bear all liabilities incurred.

3. Damage of the software caused by package and transportation would be handled as non-conformance of the software.

4. In the event that Party A delays the receiving of the software without any reasons or Party B delays the delivery of the software, the breaching party shall pay liquidated damage at the amount equivalent with 3‰ of the payment for goods in default for each day delayed. However, the accumulative amount of the liquidated damage should be no more than 5% of the payment for goods in default. In case the delay is more than 10 days, the non-breaching party has the right to terminate the Contract, and the breaching party shall be liable for all economic loss suffered by the nonconforming part. In the event that Party A delays the payment for the goods, Party A shall pay liquidated damage at the amount equivalent with 3‰ of the amount of the delayed payment for each day delayed. However, the total amount of the liquidated damage should be no more than 5% of the amount of the delayed payment.

5. If Party B fails to provide after-sales services according to the service commitments stipulated in the Contract and the tender documents, Party B shall pay liquidated damage at the amount equivalent with 2% of the total contract amount.

6. In the warranty period of the services and software provided by Party B, Party B shall be responsible for solving relevant problems arising from defects in the design, development, technologies or material or any other quality reasons of the services and software, and the corresponding expense would be directly deducted from the quality guarantee deposit. In case the quality guarantee deposit is insufficient for the deduction, Party B shall pay the balance.

7. In case of any other breaching behaviors, the breaching party shall pay the liquidated damage at the amount equivalent with 5% of the amount the payment in default, and compensate the economic loss of the non-breaching party.

Article XV: Handling of Force Majeure Events

1. In the term of the Contract, the performance period could be postponed if either party fails to perform the Contract due to the occurrence of any force majeure event. The period postponed should be same with the influencing period of the force majeure event.

2. After the occurrence of such event, the affecting party shall inform the other party immediately, and send certificate issued by relevant authorities.

3. If the force majeure event continues for more than 120 days, both parties shall make decision about whether to continue performing the Contract through friendly negotiation.

Article XVI: Dispute Settlement

1. In case of any dispute over the software quality, both parties shall invite a quality test agency recognized by the Country to appraise the quality of the goods. Party A shall bear the appraisal expense if the software conforms to the standard, and Party B shall bear the appraisal expense if the software fails to conform to the standard.

2. Any disputes arising from or in connection with the Contract shall be first settled by both parties through friendly negotiation. In case negotiation fails, either party could submit the dispute to an arbitration commission or People’s Court for arbitration or judgment.

3. In the period of litigation, both parties shall continue performing the Contract.

Article XVII: Litigation

All disputes arising from the performance of the Contract shall be settled through friendly negotiation. In case negotiation fails, either party could submit the dispute to an arbitration commission or People’s Court for arbitration or judgment.

Article XVIII: Effectiveness of the Contract and Miscellaneous

1. The Contract shall become effective after the signature of the legal representatives or authorized representatives and official seals of both parties.

2. In the performance process of the Contract, all amendments or supplements involving with the procurement fund or procurement contents should be submitted to the finance authority for examination and approval. Moreover, both parties shall sign a supplementary agreement in written and submit it to finance authority for filing. After such filing, the supplementary agreement signed by both parties would become an integral part of the Contract.

3. Any unmentioned affairs of the Contract should be implemented according relevant clauses in the Contract Law.

Article XIX: Change, Termination and Transfer of the Contract

1. Unless otherwise regulated in Article L of the Procurement Law of the People’s Republic of China, after the signature of the Contract, neither party shall change, termination or cancel the Contract without the consent of the other party.

2. Party B shall not transfer any obligations under the Contract to any other parties without the consent of Party A (excluding the circumstance that the supplier without import qualification commissions an import agency to import goods).

3. The Contract shall become effective after the signature of the legal representatives or authorized representatives and official seals of both parties.

4. In the performance process of the Contract, all amendments or supplements involving with the procurement fund or procurement contents should be submitted to the finance authority for examination and approval. Moreover, both parties shall sign a supplementary agreement in written and submit it to finance authority for filing. After such filing, the supplementary agreement signed by both parties would become an integral part of the Contract.

5. Any unmentioned affairs of the Contract should be implemented according relevant clauses in the Contract Law.

Article XX: Basis for the Signature of the Contract

1. Government Procurement Tender Documents;

2. Procurement Bid (or Response) Document submitted by Party B;

3. Letter of commitments in bid;

4. Letter of Acceptance or Transaction conclusion notice.

Article XXI: This contract shall be made in six copies, all of which shall have the same legal force. Each finance authority (supervision department for government procurement) and each procurement agent agency. Party A and Party B shall preserve one copy of the Contract (the quantity of copies of the Contract could be increased according to demands).

The Contract shall be effective upon the signatures or seals of both parties. The purchaser or the procurement agency shall submit a copy of the Contract to the finance authority at the same level for filing within seven working days upon the signature of the Contract.

Party A (Seal): Department of Commerce of Guangxi Zhuang Autonomous Region Date:	Party B (Seal): Zhuhai PowerBridge Technology Co., Ltd Date:	Party B (Seal): Beijing Xinchengtong Digital Technology Co., Ltd. Date:
Company Address:	Company Address:	Company Address:
Legal Representative:	Legal Representative:	Legal Representative:
Authorized Representative:	Authorized Representative	Authorized Representative
Telephone:	Telephone:	Telephone:
E-mail:	E-mail:	E-mail:
Bank Name:	Bank Name:	Bank Name:
Account No.	Account No.	Account No.
Zip Code:	Zip Code:	Zip Code:
Operated By: Date